UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2006

PMA Capital Corporation
_________________

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-22761	22-2217932
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 665-5046

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 12, 2006, PMA Capital Corporation (the “Company”) issued a Notice of Redemption stating that on June 15, 2006 (the “Redemption Date”), the Company will redeem $35 million aggregate principal amount of its 6.50% Senior Secured Convertible Debentures due 2022 (the “Debentures”). Of the $35 million aggregate principal amount called for redemption, $9.596 million aggregate principal amount will be tendered by affiliates of the Company.

The Company has designated U.S. Bank National Association, Trustee for the Debentures (the “Trustee”), as the paying agent for the redemption. The Trustee shall select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples thereof, by lot or on a pro rata basis (such Debentures so selected are hereinafter referred to as the “Debentures Called for Redemption”). On or after the Redemption Date, the Holders of the Debentures Called for Redemption will receive, without charge, new securities of authorized denominations for the principal amount thereof remaining unredeemed.

Holders of the Debentures Called for Redemption will receive $1,013.54, in cash per $1,000 principal amount of the Debentures, which includes accrued and unpaid interest up to the Redemption Date. Holders of the Debentures Called for Redemption will also receive $100 (the “Premium”) in cash per $1,000 principal amount of the Debentures. In lieu of receiving the Premium in cash, a Holder may elect to receive all or a portion of the Premium in shares of the Company’s Class A common stock. The number of shares of Class A common stock issuable to a Holder shall be determined by dividing (i) the aggregate amount of the Premium that the Holder has elected to receive in Class A common stock by (ii) $8.00 (such shares, hereinafter, the “Premium Shares”). The Company will not issue fractional shares of Class A common stock in payment of any Premium. Instead, the Company will pay cash equal to $8.00 times such fraction for all fractional shares.

Any Holder who elects to receive the Premium in the form of Premium Shares must make such election in writing to the Trustee no later than 5:00 p.m. New York City Time on June 14, 2006, one business day prior to the Redemption Date.

The Company’s issuance of the Premium Shares is conditioned upon the Company filing a prospectus supplement to its effective shelf registration statement to register the Premium Shares or taking such other action as may be required to comply with the federal securities laws. The Company anticipates that delivery of the Premium Shares will occur on or about June 20, 2006.

From and after the Redemption Date, interest with respect to the Debentures Called for Redemption will cease to accrue.

The Conversion Price (as defined in the Indenture) is $16.368 per share of Class A Common Stock. Accordingly, $1,000 aggregate principal amount of the Debentures can currently be converted into 61.0948 shares of Class A Common Stock. The right to convert the Debentures Called for Redemption or portions thereof into Class A Common Stock shall expire at the close of business on June 13, 2006, two business days prior to the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

May 19, 2006	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer